United States

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024 (May 27, 2024)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers.

(b) On May 29, 2024, Payoneer Global Inc. (the “Company”) announced that Arnon Kraft is expected to depart as Chief Operating Officer of the Company, on June 30, 2024 (the “Transition Date”). Mr. Kraft will remain employed by Payoneer Research and Development Ltd., a subsidiary of the Company, for a transition period through March 31, 2025 (the “Departure Date”).

In connection with Mr. Kraft’s departure from the Company, Payoneer Research and Development Ltd. and Mr. Kraft entered into a Separation Agreement dated May 27, 2024 (the “Separation Agreement”). The Separation Agreement provides that Mr. Kraft will cease to serve as Chief Operating Officer on the Transition Date. Mr. Kraft will continue to be employed as a non-executive employee through the Departure Date to support transition activities related to his role as Chief Operating Officer and/or the Operations department teams during the first three months of such period, and then to be reasonably available to assist on matters relating to areas of his work from time to time through the Departure Date.

The Separation Agreement provides for (i) salary continuation payments through the Departure Date and eligibility for seventy-five percent of his 2024 target annual bonus with respect to 2024; (ii) participation in benefit plans through the Departure Date, (iii) payment of the value of any accrued but unused vacation days up until and including the Transition Date, and (iv) continued vesting of his equity awards through the Departure Date. The foregoing payments and benefits are contingent upon Mr. Kraft’s release of claims in favor of the Company and its subsidiaries and compliance with certain restrictive covenants, including non-compete covenants for a period of 6 months following the Departure Date and non-solicitation covenants for a period of 12 months following the Departure Date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

May 29, 2024	By:	/s/ John Caplan
		Name:	John Caplan
		Title:	Chief Executive Officer